Exhibit 99.1

TOPGOLF CALLAWAY BRANDS SUCCESSFULLY COMPLETES DEBT REPRICING

CARLSBAD, Calif., March 21, 2024/PRNewswire/ – Topgolf Callaway Brands Corp. (NYSE: MODG) (“Topgolf Callaway Brands” or the “Company”) today announced the repricing of its term loan, thereby lowering its future interest costs.

Summary of Transaction

•	Successfully repriced the existing $1.24 billion Topgolf Callaway Brands first-lien term loan due 2030

•

Lowered the Topgolf Callaway Brands first-lien term loan interest rate by 50 basis points, to SOFR +300, and eliminated the 10-basis point credit spread adjustment (CSA) for a total reduction of 60 basis points

•	Interest expense savings expected to be greater than $7 million on an annualized basis

“We are pleased to announce the successful completion of our debt repricing, which will lower our annual interest expense while continuing to provide the Company with ample liquidity,” said Brian Lynch, Chief Financial Officer and Chief Legal Officer at Topgolf Callaway Brands. “This repricing is consistent with our focus on managing overall leverage while maintaining the financial flexibility and liquidity needed to fund the continued growth of our business, a business which delivered positive free cash flow at both the total Company and Topgolf in 2023 and is forecast to do so again in 2024.”

Bank of America, N.A., JPMorgan Chase Bank, N.A., MUFG Securities Americas Inc., and Truist Securities, Inc. acted as Joint Lead Arrangers and Joint Bookrunners.

For additional information on the terms and conditions, please see the Company’s Form 8-K regarding the debt repricing, to be filed with the Securities and Exchange Commission.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s expected interest expense savings, continued growth of the business; future total Company and Topgolf free cash flows; the Company’s overall leverage, financial flexibility, liquidity and ability to fund the continued growth of the business, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including uncertainty regarding global economic conditions, including relating to inflation, decreases in consumer demand and spending, and any severe or prolonged economic downturn; costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the Topgolf merger in the expected timeframes or at all; the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products and services; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; the level of promotional activity in the marketplace; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf generally. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Topgolf Callaway Brands Corp.

Topgolf Callaway Brands Corp. (NYSE: MODG) is an unrivaled tech-enabled Modern Golf and active lifestyle company delivering leading golf equipment, apparel, and entertainment, with a portfolio of global brands including Topgolf, Callaway Golf, TravisMathew, Toptracer, Odyssey, OGIO, Jack Wolfskin, and World Golf Tour (“WGT”). “Modern Golf” is the dynamic and inclusive ecosystem that includes both on-course and off-course golf. For more information, please visit https://www.topgolfcallawaybrands.com.

Contact:

Katina Metzidakis

invrelations@tcbrands.com